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                                                                    EXHIBIT 23.5


                 CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.


We consent to incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation, the reference to our appraisal reports relating to domestic reserves for Devon Energy Corporation as of December 31, 2002, 2001 and 2000, which appears in the December 31, 2002 Annual Report on Form 10-K of Devon Energy Corporation.



                                        LAROCHE PETROLEUM CONSULTANTS, LTD.

                                        By:   /s/ WILLIAM M. KAZMANN
                                           ------------------------------------
                                           Name:   William M. Kazmann
                                           Title:  Partner


April 30, 2003